EXHIBIT 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Charles Deisbeck, Chief Executive Officer of Breda Telephone Corp., certify that to my knowledge (i) Breda Telephone Corp.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Breda Telephone Corp.

Date:  August 10, 2010.

/s/ Charles Deisbeck
Charles Deisbeck, Chief Executive Officer